NINTH AMENDMENT TO THE

AMENDED AND RESTATED FUND ADMINISTRATION SERVICING AGREEMENT

TIDS NINTH AMENDMENT, effective as of the last date in the signature line, to the Amended and Restated Fund Administration Servicing Agreement, dated as of June 30, 2019 (the "Agreement"), is entered into by and between THE RBB FUND, INC., a Maryland corporation, (the "Company") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Company and USBFS desire to amend Exhibit A of the Agreement, the funds list of the Company, to add the following funds:

•	US Treasury 10 Year Note ETF
•	US Treasury 7 Year Note ETF
•	US Treasury 5 Year Note ETF
•	US Treasury 2 Year Note ETF
•	US Treasury 30 Year Bond ETF
•	US Treasury 20 Year Bond ETF
•	US Treasury 3 Year Note ETF
•	US Treasury 12 Month Bill ETF
•	US Treasury 6 Month Bill ETF
•	US Treasury 3 Month Bill ETF

WHEREAS, Section 11 of the Agreement provides that the Agreement may be amended by written agreement executed by both parties , and authorized or approved by the Board of Directors of the Company.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

(1)	Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto; and

(2)	Except to the extent amended hereby , the Agreement shall remain in full force and effect.

[SIGNATURES ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Ninth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

THE RBB FUND, INC.		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ James G. Shaw	By:	/s/ Jason Hadler
Name:	James G. Shaw	Name:	Jason Hadler
Title:	CFO/COO	Title:	SVP
Date:	8/8/2022	Date:	8/9/2022

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Amended Exhibit A to the Amended and Restated Fund Administration Servicing Agreement

The separate Mutual Fund Series and ETF Series of

The RBB Fund, Inc. and Certain Related Entities

Abbey Capital Futures Strategy Fund
Abbey Capital Master Offshore Fund Limited
Abbey Capital Multi Asset Fund
Abbey Capital Offshore Fund
SPC Abbey Capital Onshore Series LLC
ACMAF Master Offshore Limited
ACMAF Offshore SPC
ACMAF Onshore Series LLC
Adara Smaller Companies Fund
Aquarius International Fund
Boston Partners All-Cap Value Fund
Boston Partners Emerging Markets Dynamic Equity Fund
Boston Partners Emerging Markets Fund
Boston Partners Emerging Markets Long/Short Offshore Fund Ltd.
Boston Partners Global Equity Fund
Boston Partners Global Long/Short Fund
Boston Partners Global Sustainability Fund
Boston Partners Long/Short Equity Fund
Boston Partners Long/Short Research Fund
Boston Partners Small Cap Value Fund II
Campbell Systematic Macro Fund
Campbell Systematic Macro Offshore Limited
DriveWealth Power Saver ETF
DriveWealth Steady Saver ETF
Free Market Fixed Income Fund
Free Market International Equity Fund
Free Market US Equity Fund
Matson Money Fixed Income VI Portfolio
Matson Money International Equity VI Portfolio
Matson Money U.S. Equity VI Portfolio
Motley Fool l00 Index ETF
Motley Fool Capital Efficiency I 00 Index ETF

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Motley Fool Global Opportunities ETF
Motley Fool Mid-Cap Growth ETF
Motley Fool Next Index ETF
Motley Fool Small-Cap Growth ETF
Optima Strategic Credit Fund
SGI Dynamic Tactical ETF
SGI Global Equity Fund
SGI Peak Growth Fund
SGI Prudent Growth Fund
SGI Small Cap Core Fund
SGI U.S. Large Cap Core ETF
SGI U.S . Large Cap Equity Fund
SGI U.S . Large Cap Equity VI Portfolio
SGI U.S. Small Cap Equity Fund
Stance Equity ESG Large Cap Core ETF
WPG Partners Select Small Cap Value Fund
WPG Partners Small/Micro Cap Value Fund
YieldX Diversified Income ETF
US Treasury 10 Year Note ETF
US Treasury 7 Year Note ETF
US Treasury 5 Year Note ETF US
Treasury 2 Year Note ETF
US Treasury 30 Year Bond ETF
US Treasury 20 Year Bond ETF
US Treasury 3 Year Note ETF
US Treasury 12 Month Bill ETF
US Treasury 6 Month Bill ETF
US Treasury 3 Month Bill ETF
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